Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

JANUARY 28, 2014	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS RECORD 2013 EARNINGS & ANNOUNCES INCREASE IN QUARTERLY CASH DIVIDEND

Jasper, Indiana –January 28, 2014 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has again achieved record earnings for the year ended on December 31, 2013.  The record financial performance in 2013 continues a trend of exceptional performance by German American, as the Company has reported record earnings for the past four consecutive years and the period of 2008-2013 represents the best six years in the Company’s history in terms of reported annual earnings.  The Company’s return on average shareholder equity of 13.40% in 2013 represents the 9th consecutive year that German American has delivered double-digit returns on shareholders’ equity.

The Company’s 2013 net income of $25.4 million, or $1.98 per share, was an increase of approximately 4%, on a per share basis, over its previous record annual net income of $24.1 million, or $1.90 per share reported in 2012, and represented a 23% increase, on a per share basis, from the $20.2 million, or $1.61 per share, record earnings the Company reported in 2011. Fourth quarter earnings were $6.6 million, or $0.50 per share, an increase of approximately 2% from 2012 fourth quarter results of $6.2 million, or $0.49 per share.  The Company’s 2013 fourth quarter results are inclusive of the acquisition of United Commerce Bancorp which was finalized on October 1, 2013.

This 2013 record performance was attributable to an increased level of net interest income, driven by a higher level of earning assets within both the Company’s loan portfolio and securities portfolio, significant growth in the Company’s non-interest income across virtually every operating segment, as well as attributable to, a reduced level of provision for loan loss, as the Company’s historic strong asset quality returned to pre-recessionary levels in 2013.

The Company also announced that it was increasing the level of its regular quarterly cash dividend. German American’s Board of Directors declared a regular quarterly cash dividend of $0.16 per share, which will be payable on February 20, 2014 to shareholders of record as of February 10, 2014.  This level of regular quarterly cash divided represents approximately a 7% increase above the Company’s prior quarterly cash dividend level.

Mark A. Schroeder, German American Chairman & CEO, in commenting on the Company’s 2013 results stated, “We are pleased to have successfully continued in 2013 the trend of record financial performance that our Company has attained.  We recognize that the ongoing achievement of these record levels of performance is only possible due to our clients’ acceptance of the financial products and services we offer.  Therefore, our most important achievement in 2013 was our ability to once again deliver upon our continued pledge to our customers and our shareholders to offer the very best in financial products and services throughout our Southern Indiana footprint in a safe, sound, and secure manner.

Within our historic Southern Indiana markets, we’ve enjoyed a very strong level of organic deposit growth during the past several years.  In 2012 and 2013, we saw a significant increase in the level of loan demand from both our business and consumer clients, as our market’s economic environment reflected the improvement being experienced on a national level.  Additionally, our presence has been extremely well received by a growing base of new clients since our expansion into the Bloomington, Indiana market in 2007, the Evansville, Indiana market in 2010, and most recently the Columbus, Indiana market in 2012, where in December 2013 we opened a comprehensive financial center in the downtown area.

Our Company’s sole focus is on our clients located throughout Southern Indiana, and we recognize that our past, present, and future success as an organization is explicitly linked to the financial well-being of those clients and to the prosperity of the Southern Indiana communities in which we do business.  We thank our many clients, located throughout our market area, for the privilege of assisting them in the achievement of their financial goals.”

Balance Sheet Highlights

Total assets for the Company increased to $2.163 billion at December 31, 2013, representing an increase of $157.5 million compared with December 31, 2012.  The increase during 2013 was largely attributable to growth of the Company’s loan portfolio from throughout its footprint and attributable to the acquisition of United Commerce Bancorp effective October 1, 2013.  Total assets of United Commerce at the time of acquisition totaled approximately $120.2 million.

December 31, 2013 loans outstanding increased by $100.9 million compared with September 30, 2013, and increased $177.3 million, or approximately 15%, compared to year-end 2012.  The increase in loans during the fourth quarter and year ended 2013 was broad based across all categories of loans and throughout the Company’s market area.  Also contributing to the loan growth in both comparative periods was the acquisition of United Commerce Bancorp.  Loans acquired from United Commerce totaled approximately $76.9 million at December 31, 2013.

End of Period Loan Balances	12/31/13	09/30/13	12/31/12
(dollars in thousands)

Commercial & Industrial Loans	$350,955	$338,770	$335,373
Commercial Real Estate Loans	582,066	530,260	488,496
Agricultural Loans	192,880	185,868	179,906
Consumer Loans	130,628	121,772	115,540
Residential Mortgage Loans	128,683	107,620	88,586
	$1,385,212	$1,284,290	$1,207,901

Non-performing assets totaled $9.4 million at December 31, 2013 compared to $7.5 million of non-performing assets at September 30, 2013 and $12.0 million at December 31, 2012.  Non-performing assets represented 0.44% of total assets at December 31, 2013 compared to 0.37% of total assets at September 30, 2013, and compared to 0.60% at December 31, 2012.  Non-performing loans totaled $8.4 million at December 31, 2013 compared to $6.9 million at September 30, 2013, and compared to $10.4 million of non-performing loans at December 31, 2012.  Non-performing loans represented 0.61% of total loans at December 31, 2013 compared with 0.54% of total outstanding loans at September 30, 2013 and 0.86% of total loans outstanding at December 31, 2012.  Non-performing assets attributable to the United Commerce acquisition totaled $2.7 million and non-performing loans attributable to the United Commerce acquisition totaled $1.8 million at December 31, 2013.

Non-performing Assets
(dollars in thousands)
	12/31/13	09/30/13	12/31/12
Non-Accrual Loans	$8,378	$6,857	$10,357
Past Due Loans (90 days or more)	8	91	-
Total Non-Performing Loans	8,386	6,948	10,357
Other Real Estate	1,029	584	1,645
Total Non-Performing Assets	$9,415	$7,532	$12,002

Restructured Loans	$2,418	$2,536	$362

The Company’s allowance for loan losses totaled $14.6 million at December 31, 2013 representing an increase of $120,000 or 3% on an annualized basis from September 30, 2013 and a decrease of $936,000 or 6% compared with year-end 2012.  The allowance for loan losses represented 1.05% of period end loans at December 31, 2013 compared with 1.13% of period-end loans at September 30, 2013 and 1.29% of period-end loans at December 31, 2012.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  The Company held a discount on acquired loans of $5.9 million (including $3.9 million attributable to the United Commerce acquisition) as of December 31, 2013, $2.1 million at September 30, 2013 and $3.5 million at year-end 2012.

Total deposits increased $141.1 million as of December 31, 2013 compared with September 30, 2013 total deposits and increased by approximately $171.2 million or 10% compared with year-end 2012.  Deposits acquired from United Commerce totaled approximately $95.7 million at year-end 2013.

End of Period Deposit Balances	12/31/13	09/30/13	12/31/12
(dollars in thousands)

Non-interest-bearing Demand Deposits	$400,024	$364,110	$349,174
IB Demand, Savings, and MMDA Accounts	1,063,098	974,748	962,574
Time Deposits < $100,000	224,361	215,082	233,422
Time Deposits > $100,000	124,673	117,099	95,761
	$1,812,156	$1,671,039	$1,640,931

Results of Operations Highlights – Year ended December 31, 2013

Net income for the year ended December 31, 2013 totaled $25,413,000 or $1.98 per share, an increase of $1,358,000 or approximately 4% on a per share basis, from the year ended December 31, 2012 net income of $24,055,000 or $1.90 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2013			Year Ended December 31, 2012
	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$15,507	$30	0.19%	$44,999	$91	0.20%
Securities	628,949	15,582	2.48%	619,910	16,689	2.69%
Loans and Leases	1,272,055	61,862	4.86%	1,147,891	61,951	5.40%
Total Interest Earning Assets	$1,916,511	$77,474	4.04%	$1,812,800	$78,731	4.34%

Liabilities
Demand Deposit Accounts	$355,841			$313,812
IB Demand, Savings, and
MMDA Accounts	$1,000,486	$1,573	0.16%	$947,707	$1,764	0.19%
Time Deposits	339,469	3,124	0.92%	357,193	5,194	1.45%
FHLB Advances and Other Borrowings	136,569	2,458	1.80%	118,201	3,954	3.35%
Total Interest-Bearing Liabilities	$1,476,524	$7,155	0.48%	$1,423,101	$10,912	0.77%

Cost of Funds			0.37%			0.60%
Net Interest Income		$70,319			$67,819
Net Interest Margin			3.67%			3.74%

During the year ended December 31, 2013, net interest income totaled $68,517,000 representing an increase of $2,269,000 or 3% from the year ended December 31, 2012 net interest income of $66,248,000.  The increased net interest income during 2013 compared with 2012 was driven by a higher level of earning assets attributable primarily to average loan growth and an overall decline in the Company’s cost of funds.  The tax equivalent net interest margin for the year ended December 31, 2013 was 3.67% compared to 3.74% in 2012.  The decline in the net interest margin during 2013 compared with the 2012 was largely attributable to the continued downward pressure on earning asset yields.  Also contributing to the decline in the net interest margin and earning assets yields was a reduction in the accretion of loan discount on acquired loans during 2013 compared with 2012.  During 2013 the accretion contributed approximately 8 basis points to the net interest margin while in 2012 the accretion contributed approximately 12 basis points to the net interest margin.  Partially mitigating the decline in earning assets yields was a 23 basis points decline in the Company’s cost of funds during 2013 compared to 2012 which was driven primarily by a continued decline in deposit rates.

The provision for loan loss totaled $350,000 during the year ended December 31, 2013 representing a decline of $2,062,000, or 85%, from the year ended December 31, 2012.  During 2013, the provision for loan loss represented approximately 3 basis points of average loans while net charge-offs represented approximately 10 basis points of average loans.  The significant decline in the Company’s provision for loan loss during 2013 compared with 2012 was largely attributable to a lower level of net charge-offs and overall improvement in the level of adversely classified and non-performing loans.

During the year ended December 31, 2013, non-interest income increased approximately 8% from the year ended December 31, 2012.

	Year Ended	Year Ended
Non-interest Income	12/31/13	12/31/12
(dollars in thousands)

Trust and Investment Product Fees	$3,358	$2,657
Service Charges on Deposit Accounts	4,144	4,076
Insurance Revenues	6,217	5,524
Company Owned Life Insurance	965	974
Interchange Fee Income	1,854	1,724
Other Operating Income	2,003	1,955
Subtotal	18,541	16,910
Net Gains on Loans	2,645	3,234
Net Gains (Loss) on Securities	2,429	1,667
Total Non-interest Income	$23,615	$21,811

Trust and investment product fees increased $701,000, or 26%, during 2013 compared with 2012.  The increase was attributable to increased trust revenues and increased retail brokerage revenues.  Insurance revenues increased approximately $693,000, or 13%, during 2013 as compared to 2012 as a result of increased contingency revenue and increased commercial insurance revenue.  Contingency revenue totaled $246,000 during 2013 compared with $88,000 during 2012.

Net gains on sales of loans decreased $589,000, or 18%, during 2013 compared with the same period of 2012.  Loan sales totaled $166.6 million during 2013 compared with $186.8 million during 2012.  The net gain on securities increased $762,000, or 46%, during 2013 compared with 2012.  During 2013, the Company realized net gains on the sale of securities of $2,429,000 related to the sale of $90.5 million of securities.  Included in the gain during 2013 was a $343,000 gain the Company realized related to the acquisition accounting treatment of the existing equity ownership position the Company held in United Commerce at the time of acquisition.  During 2012, the Company realized net gains on the sale of securities of $1,667,000 related to the sale of approximately $94.3 million of securities.

During the year ended December 31, 2013, non-interest expense increased approximately $3,982,000, or 8%, compared with the year ended December 31, 2012.

	Year Ended	Year Ended
Non-interest Expense	12/31/13	12/31/12
(dollars in thousands)

Salaries and Employee Benefits	$31,482	$29,086
Occupancy, Furniture and Equipment Expense	7,741	7,064
FDIC Premiums	1,050	1,116
Data Processing Fees	1,765	1,071
Professional Fees	2,577	2,247
Advertising and Promotion	1,863	1,714
Intangible Amortization	1,416	1,655
Other Operating Expenses	7,011	6,970
Total Non-interest Expense	$54,905	$50,923

Salaries and employee benefits increased $2,396,000, or 8%, during 2013 compared with 2012.  The increase was primarily the result of an increased number of full-time equivalent employees due in part to an increased number of banking locations including the acquisition of United Commerce, increased costs related to the Company’s health insurance plan, and the termination of a frozen defined benefit pension plan.  Also contributing to the increase was approximately $287,000 of merger-related salary and benefit costs related to the acquisition of United Commerce.

Occupancy, furniture and equipment expense increased $677,000, or 10%, during 2013 compared with 2012.  The increase was largely attributable to service contracts related to equipment and software, additional branch banking locations, and the acquisition of United Commerce Bancorp.  The costs associated with United Commerce totaled $127,000 during 2013.

Data processing fees increased $694,000, or 65%, during 2013 compared with 2012. The increase was largely related to the resolution of a contractual dispute during 2012 related to the acquisition of American Community Bancorp.  An expense for the cancellation of a data processing contract was recorded in the first half of 2011, and upon resolution of the contractual dispute, a portion of that accrued expense was reversed during 2012.  Also contributing to the increase was $261,000 in data processing charges for United Commerce Bancorp.

Results of Operations Highlights – Quarter ended December 31, 2013

Net income for the quarter ended December 31, 2013 totaled $6,589,000, an increase of $106,000, or 2%, from the third quarter of 2013 net income of $6,483,000 and an increase of $395,000, or 6%, compared with the fourth quarter of 2012 net income of $6,194,000.  On a per share basis, net income totaled $0.50 per share during the fourth quarter of 2013 representing a 2% decline from the $0.51 per share recorded in the third quarter of 2013 and an increase of 2% from the $0.49 recorded in the fourth quarter of 2012.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended December 31, 2013			Quarter Ended September 30, 2013			Quarter Ended December 31, 2012
	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$18,544	$5	0.09%	$11,868	$2	0.08%	$22,910	$7	0.12%
Securities	629,912	4,112	2.61%	617,475	3,898	2.53%	632,773	3,942	2.49%
Loans and Leases	1,372,391	16,471	4.77%	1,269,222	15,368	4.81%	1,194,173	15,377	5.13%
Total Interest Earning Assets	$2,020,847	$20,588	4.05%	$1,898,565	$19,268	4.04%	$1,849,856	$19,326	4.16%

Liabilities
Demand Deposit Accounts	$396,215			$349,323			$342,396
IB Demand, Savings, and MMDA Accounts	$1,054,668	$407	0.15%	$979,049	$387	0.16%	$967,147	$394	0.16%
Time Deposits	355,626	757	0.84%	333,000	758	0.90%	341,510	1,041	1.21%
FHLB Advances and Other Borrowings	125,764	480	1.51%	161,092	475	1.17%	117,526	888	3.01%
Total Interest-Bearing Liabilities	$1,536,058	$1,644	0.42%	$1,473,141	$1,620	0.44%	$1,426,183	$2,323	0.65%

Cost of Funds			0.32%			0.34%			0.50%
Net Interest Income		$18,944			$17,648			$17,003
Net Interest Margin			3.73%			3.70%			3.66%

During the quarter ended December 31, 2013, net interest income totaled $18,388,000 representing an increase of $1,196,000, or 7%, from the quarter ended September 30, 2013 net interest income of $17,192,000 and an increase of $1,794,000, or approximately 11%, compared with the quarter ended December 30, 2012 net interest income of $16,594,000.  The tax equivalent net interest margin for the quarter ended December 31, 2013 was 3.73% compared to 3.70% in the third quarter of 2013 and 3.66% in the fourth quarter of 2012.  Accretion of loan discounts on acquired loans contributed approximately 7 basis points on an annualized basis to the net interest margin in the fourth quarter of 2013 compared with 10 basis points in both the third quarter of 2013 and 8 basis points in the fourth quarter of 2012.

The provision for loan loss totaled $600,000 during the quarter ended December 31, 2013 representing an increase of $1,000,000 from the third quarter of 2013.  During the fourth quarter of 2013, the provision for loan loss represented approximately 17 basis points of average loans on an annualized basis while net charge-offs represented approximately 14 basis points of average loans on an annualized basis.

During the quarter ended December 31, 2013, non-interest income totaled $6,151,000, an increase of $707,000 or 13%, compared with the quarter ended September 30, 2013, and an increase of $132,000, or 2%, compared with the fourth quarter of 2012.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/13	09/30/13	12/31/12
(dollars in thousands)

Trust and Investment Product Fees	$925	$802	$638
Service Charges on Deposit Accounts	1,110	1,029	1,075
Insurance Revenues	1,559	1,495	1,306
Company Owned Life Insurance	249	233	251
Interchange Fee Income	462	449	415
Other Operating Income	456	395	455
Subtotal	4,761	4,403	4,140
Net Gains on Loans	469	613	904
Net Gains (Loss) on Securities	921	428	975
Total Non-interest Income	$6,151	$5,444	$6,019

Trust and investment product fees increased $123,000, or 15%, during fourth quarter of 2013 compared with the third quarter of 2013 and increased $287,000, or 45%, compared with the fourth quarter of 2012.  The increase was attributable to increased trust revenues and increased retail brokerage revenues.  Insurance revenues increased $64,000, or 4%, during the quarter ended December 31, 2013, compared with the third quarter of 2013 and increased $253,000, or 19%, compared with the fourth quarter of 2012.  The change in both comparative periods was largely attributable to commercial related insurance revenues.

Net gains on sales of loans totaled $469,000 during the quarter ended December 31, 2013, a decrease of $144,000, or 23%, compared to the third quarter of 2013 and a decrease of $435,000, or 48%, compared with the fourth quarter of 2012.  Loan sales totaled $26.6 million during the fourth quarter of 2013, compared with $43.2 million during the third quarter of 2013 and $58.6 million during the fourth quarter of 2012.

During the fourth quarter of 2013, the Company realized a net gain on the sale of securities of $921,000 which included a $343,000 gain the Company realized related to the acquisition accounting treatment of the existing equity ownership position the Company held in United Commerce at the time of acquisition.  The Company realized gains related to the sales of securities of $428,000 in the third quarter of 2013 and $975,000 in the fourth quarter of 2012.

During the quarter ended December 31, 2013, non-interest expense totaled $14,598,000, an increase of $1,014,000, or 7%, compared with the quarter ended September 30, 2013, and an increase of $1,419,000, or 11%, compared with the fourth quarter of 2012.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/13	09/30/13	12/31/12
(dollars in thousands)

Salaries and Employee Benefits	$8,556	$7,515	$7,677
Occupancy, Furniture and Equipment Expense	2,153	1,891	1,791
FDIC Premiums	274	261	265
Data Processing Fees	680	383	325
Professional Fees	421	970	470
Advertising and Promotion	410	447	506
Intangible Amortization	372	329	386
Other Operating Expenses	1,732	1,788	1,759
Total Non-interest Expense	$14,598	$13,584	$13,179

Salaries and benefits increased $1,041,000, or 14%, during the quarter ended December 31, 2013 compared with the third quarter of 2013 and increased $879,000, or 11%, compared with the fourth quarter of 2012.  The increase in salaries and benefits during the fourth quarter of 2013 compared with the third quarter of 2013 was largely related to an increased level of full-time equivalent employees resulting primarily from the United Commerce acquisition and increased costs related to the Company’s health insurance plan. Also contributing to the increase was approximately $287,000 of merger-related salary and benefit costs related to the acquisition of United Commerce.

Occupancy, furniture and equipment expense increased $262,000, or 14%, during the fourth quarter of 2013 compared with third quarter of 2013 and increased $362,000, or 20%, compared with the fourth quarter of 2012.  The increase was largely attributable to service contracts related to equipment and software, additional branch banking locations, and the acquisition of United Commerce Bancorp.  The costs associated with United Commerce totaled $127,000 during 2013.

Data processing fees increased $297,000, or 78%, during the fourth quarter of 2013 compared with third quarter of 2013 and increased $355,000, or 109%, compared with the fourth quarter of 2012.  The increase was largely attributable to $261,000 in data processing charges for United Commerce Bancorp.

Professional fees decreased $549,000, or 57%, during the quarter ended December 31, 2013 compared with the third quarter of 2013 and declined $49,000, or 10%, compared with the fourth quarter of 2012.  The Company had higher professional fees associated with the acquisition of United Commerce Bancorp and higher professional fees associated with the Company’s review of its overall operating effectiveness and efficiency that were expensed during the third quarter of 2013 which drove the overall decrease in professional fees in the fourth quarter of 2013 compared with the third quarter of 2013.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 36 retail banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding  the continuation of its trend of record-setting financial performance and the establishment of a new level of regular quarterly dividend could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2013	2013	2012
ASSETS
Cash and Due from Banks	$37,370	$46,657	$41,624
Short-term Investments	22,762	18,014	7,463
Interest-bearing Time Deposits with Banks	100	-	2,707
Investment Securities	606,300	608,921	587,948

Loans Held-for-Sale	9,265	9,054	16,641

Loans, Net of Unearned Income	1,382,382	1,281,442	1,204,866
Allowance for Loan Losses	(14,584)	(14,464)	(15,520)
Net Loans	1,367,798	1,266,978	1,189,346

Stock in FHLB and Other Restricted Stock	9,004	8,340	8,340
Premises and Equipment	40,430	36,679	36,554
Goodwill and Other Intangible Assets	23,864	20,512	21,557
Other Assets	46,934	44,967	94,120
TOTAL ASSETS	$2,163,827	$2,060,122	$2,006,300

LIABILITIES
Non-interest-bearing Demand Deposits	$400,024	$364,110	$349,174
Interest-bearing Demand, Savings, and
Money Market Accounts	1,063,098	974,748	962,574
Time Deposits	349,034	332,181	329,183
Total Deposits	1,812,156	1,671,039	1,640,931

Borrowings	140,770	191,554	161,006
Other Liabilities	10,804	12,386	19,337
TOTAL LIABILITIES	1,963,730	1,874,979	1,821,274

SHAREHOLDERS' EQUITY
Common Stock and Surplus	121,196	108,505	108,254
Retained Earnings	84,164	79,550	66,421
Accumulated Other Comprehensive Income (Loss)	(5,263)	(2,912)	10,351
TOTAL SHAREHOLDERS' EQUITY	200,097	185,143	185,026

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$2,163,827	$2,060,122	$2,006,300

END OF PERIOD SHARES OUTSTANDING	13,172,793	12,666,836	12,636,656

BOOK VALUE PER SHARE	$15.19	$14.62	$14.64

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

INTEREST INCOME
Interest and Fees on Loans	$16,405	$15,307	$15,311	$61,632	$61,691
Interest on Short-term Investments and Time Deposits	5	2	7	30	91
Interest and Dividends on Investment Securities	3,622	3,503	3,599	14,010	15,378
TOTAL INTEREST INCOME	20,032	18,812	18,917	75,672	77,160

INTEREST EXPENSE
Interest on Deposits	1,164	1,145	1,435	4,697	6,958
Interest on Borrowings	480	475	888	2,458	3,954
TOTAL INTEREST EXPENSE	1,644	1,620	2,323	7,155	10,912

NET INTEREST INCOME	18,388	17,192	16,594	68,517	66,248
Provision for Loan Losses	600	(400)	691	350	2,412
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	17,788	17,592	15,903	68,167	63,836

NON-INTEREST INCOME
Net Gain on Sales of Loans	469	613	904	2,645	3,234
Net Gain on Securities	921	428	975	2,429	1,667
Other Non-interest Income	4,761	4,403	4,140	18,541	16,910
TOTAL NON-INTEREST INCOME	6,151	5,444	6,019	23,615	21,811

NON-INTEREST EXPENSE
Salaries and Benefits	8,556	7,515	7,677	31,482	29,086
Other Non-interest Expenses	6,042	6,069	5,502	23,423	21,837
TOTAL NON-INTEREST EXPENSE	14,598	13,584	13,179	54,905	50,923

Income before Income Taxes	9,341	9,452	8,743	36,877	34,724
Income Tax Expense	2,752	2,969	2,549	11,464	10,669

NET INCOME	$6,589	$6,483	$6,194	$25,413	$24,055

BASIC EARNINGS PER SHARE	$0.50	$0.51	$0.49	$1.99	$1.91
DILUTED EARNINGS PER SHARE	$0.50	$0.51	$0.49	$1.98	$1.90

WEIGHTED AVERAGE SHARES OUTSTANDING	13,164,889	12,666,780	12,631,538	12,786,065	12,622,049
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,191,772	12,691,164	12,651,225	12,807,678	12,637,743

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.23%	1.29%	1.26%	1.25%	1.24%
Annualized Return on Average Equity	13.07%	14.25%	13.48%	13.40%	13.57%
Net Interest Margin	3.73%	3.70%	3.66%	3.67%	3.74%
Efficiency Ratio (1)	58.17%	58.82%	57.25%	58.45%	56.82%
Net Overhead Expense to Average Earning Assets (2)	1.67%	1.71%	1.55%	1.63%	1.61%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.14%	0.13%	0.37%	0.10%	0.19%
Allowance for Loan Losses to Period End Loans	1.05%	1.13%	1.29%
Non-performing Assets to Period End Assets	0.44%	0.37%	0.60%
Non-performing Loans to Period End Loans	0.61%	0.54%	0.86%
Loans 30-89 Days Past Due to Period End Loans	0.28%	0.32%	0.39%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$2,145,960	$2,016,376	$1,972,666	$2,037,236	$1,934,123
Average Earning Assets	$2,020,847	$1,898,565	$1,849,856	$1,916,511	$1,812,800
Average Total Loans	$1,372,391	$1,269,222	$1,194,173	$1,272,055	$1,147,891
Average Demand Deposits	$396,215	$349,323	$342,396	$355,841	$313,812
Average Interest Bearing Liabilities	$1,536,058	$1,473,141	$1,426,183	$1,476,524	$1,423,101
Average Equity	$201,662	$181,960	$183,841	$189,689	$177,207

Period End Non-performing Assets (3)	$9,415	$7,532	$12,002
Period End Non-performing Loans (4)	$8,386	$6,948	$10,357
Period End Loans 30-89 Days Past Due (5)	$3,829	$4,140	$4,646

Tax Equivalent Net Interest Income	$18,944	$17,648	$17,003	$70,319	$67,819
Net Charge-offs during Period	$480	$399	$1,093	$1,286	$2,204

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.